                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to SS. 240.14a-11(c) or SS. 240.14a.-12

                              Dominion Homes, Inc.

                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X]      No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------



[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                              DOMINION HOMES, INC.
                                5501 Frantz Road
                                 P. O. Box 7166
                             Dublin, Ohio 43017-0766

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD WEDNESDAY, MAY 2, 2001


         Notice is hereby given that the 2001 Annual Meeting of Shareholders ("Annual Meeting") of Dominion Homes, Inc. (the "Company") will be held at the Company's corporate offices, 5501 Frantz Road, Dublin, Ohio, on Wednesday, May 2, 2001, at 10:00 a.m. local time, for the following purposes:

         1. The election as Directors of the nominees named on the accompanying Proxy;

         2. The ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company in 2001.

         The Board of Directors has fixed the close of business on March 20, 2001, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

         If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

         Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                         By Order of the Board of Directors


                                         Robert A. Meyer, Jr.
                                         Secretary

Dublin, Ohio
March 30, 2001

To Our Shareholders, Customers, Team Members and Friends:

As we begin a new century and complete our fifth decade in business, we are pleased to report continued solid sales, deliveries and profits for Dominion Homes, Inc. We have worked diligently to develop and lead the initiatives that produced these results.

Here are a few of the highlights that contributed to the Company"s healthy bottom line in 2000:

o We continued to control one-quarter of the Central Ohio marketshare by selling and closing single-family homes in over 45 communities. Our land position strengthens our future market position.

o Our Louisville Division, which opened late in 1998, achieved its projections during 2000 and contributed to the Company"s profits. We have seven communities underway in the Louisville market, and enjoy a strong land position.

o Technology and E-commerce continued to be a major emphasis within the organization. Today, all of our construction superintendents are on-line which helps them keep the building process on schedule, and makes attaining supply and timing information instantaneous. Our 2001 initiative for Information Systems centers on establishing superior e-based communication with our customers and suppliers.

o In December, we launched the Independence Series -- single-family homes in a condominium community. This series features five different neo-traditional home designs each with a charming front porch and a two car garage tucked behind the house, and starts under $100,000. These are specially designed for people who are looking for their first home.

o We have a quality team of experienced professionals who are committed to our two internal goals for the year 2001 from which all other goals emerge: legendary customer satisfaction and optimal profitability.

We believe our continued emphasis on innovative products, state-of-the-art web-technologies, excellent land position, and customer research, and our team will continue to set us apart from our competition. These are the initiatives that also will continue to bring you, our shareholders, enhanced shareholder value.

I appreciate your lasting confidence in our Company and our people.



Douglas G. Borror

                              DOMINION HOMES, INC.

                                5501 FRANTZ ROAD
                                 P. O. BOX 7166
                             DUBLIN, OHIO 43017-0766
                                 (614) 761-6000

                                 MARCH 30, 2001

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                                     GENERAL


         This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are furnished to holders of common shares, without par value (the "Common Shares"), of Dominion Homes, Inc. (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be used at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 2, 2001, at 10:00 a.m., local time, and at any postponements or adjournments thereof. The Annual Meeting will be held at the Company's corporate offices, 5501 Frantz Road, Dublin, Ohio. Only those shareholders of the Company of record at the close of business on March 20, 2001, will be entitled to receive notice of, and to vote at, the Annual Meeting. Copies of this Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are first being mailed to shareholders on or about March 30, 2001.

         All Common Shares represented by each properly executed Proxy received by the Board pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the Proxy. Except as described below with respect to broker non-votes, if no directions have been specified on a Proxy, the Common Shares represented by the Proxy will be voted in accordance with the Board's recommendations, which are as follows:

         "FOR" the election as Directors of the nominees named on the accompanying Proxy; and

         "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company in 2001.

         Management knows of no other matters that may properly be brought, or which are likely to be brought, before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying Proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Without affecting any vote previously taken, a shareholder signing and returning a Proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in a writing or other verifiable communication delivered to Robert A. Meyer, Jr., Secretary of the Company, at the Company's corporate offices at 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766, by executing a subsequent Proxy, or by attending the Annual Meeting and giving notice of such revocation in person to the inspector of elections at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy.

         The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding on March 20, 2001, is necessary to constitute a quorum at the Annual Meeting. As of March 20, 2001, the Company had 6,383,877 Common Shares issued and outstanding.

         Under Ohio law and the Company's Amended and Restated Code of Regulations (the "Regulations"), each shareholder is entitled to one vote for each Common Share held. Common Shares represented by proxies that have been signed or which constitute a verifiable communication and that are delivered to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' Common Shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters which, under such rules, typically include the election of directors and the ratification of the selection of independent public accountants, but broker/dealers may not vote such Common Shares on other matters without specific instructions from the customers who own such Common Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies also count toward the establishment of a quorum. The effect of an abstention or broker non-vote on each of the matters to be voted upon at the meeting is the same as a "no" vote.

         All costs of solicitation of the Proxies will be borne by the Company. Solicitation will be made by mail. Proxies may be further solicited at no additional compensation by officers, directors, or employees of the Company by telephone, written communication or in person. Upon request, the Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of Common Shares of the Company. No solicitation will be made by specially engaged employees or other paid solicitors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of March 20, 2001, certain information with respect to persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Shares.

                                  NUMBER OF COMMON SHARES BENEFICIALLY OWNED
                                  ------------------------------------------

Name and Address of      Sole Voting and    Shared Voting and  Shared Investment                  Percent
 Beneficial Owner        Investment Power   Investment Power      Power Only        Total        of  Class(1)
-------------------------------------------------------------------------------------------------------------
Donald A. Borror(2)             30,000        4,186,500(3)        43,830(4)        4,260,330       66.7%

Douglas G. Borror(2)            65,000        4,186,500(3)        46,633(4)        4,298,133       67.3%

David S. Borror(2)              19,640        4,186,500(3)         7,209(4)        4,213,349       66.0%

Terry E. George(2)              27,000(5)     4,186,500(3)            --           4,213,500       65.8%

BRC Properties Inc.          4,186,500(3)            --               --           4,186,500       65.6%
    3970 Brelsford Lane
    Dublin, OH 43017

BRC Properties Inc.,                --        4,186,500(3)(6)         --           4,186,500       65.6%
    Donald A. Borror,
    Douglas G. Borror,
    David S. Borror and
    Terry E. George, as
        a group

FMR Corp.                      629,800(7)            --               --             629,800        9.9%
    82 Devonshire Street
    Boston, MA 02109

-------------
(1) Percent of Class is based upon the sum of 6,383,877 Common Shares outstanding as of March 20, 2001, and the number of Common Shares as to which the person has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty (60) days of March 20, 2001.
(2) These individuals may be contacted at the address of the Company, 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766.

                       [FOOTNOTES CONTINUED ON NEXT PAGE]

                        [FOOTNOTES CONTINUED FROM PAGE 3]

----------
(3) Share total is based on information provided to the Company by BRC Properties Inc. ("BRC"). By virtue of their ownership and control of BRC, each of Donald A. Borror, Douglas G. Borror, David S. Borror and Terry E. George may be deemed to beneficially own the Common Shares owned by BRC, but each has disclaimed beneficial ownership of the Common Shares owned by BRC. See "Certain Relationships and Certain Transactions-Description and Ownership of BRC."
(4) Consists of Common Shares held by KeyTrust Company of Ohio, N.A., as trustee of the Dominion Homes, Inc. Retirement Plan and Trust (the "Retirement Plan and Trust"), which Common Shares are voted by the trustee.
(5) Includes 20,000 Common Shares which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 20, 2001.
(6) In computing the aggregate number of Common Shares held by the group, the same Common Shares were not counted more than once.
(7) Information is based on an Amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001.

MANAGEMENT

         The following table sets forth, as of March 20, 2001, certain information with respect to the number of Common Shares beneficially owned by each director (including nominees) and executive officer of the Company and by all directors (including nominees) and executive officers of the Company as a group:

                                        NUMBER OF COMMON SHARES BENEFICIALLY OWNED
                                        ------------------------------------------

Name and Address of                    Sole Voting and    Shared Voting and   Shared Investment                Percent
 Beneficial Owner                     Investment Power    Investment Power       Power Only        Total     of Class(1)
------------------------------------------------------------------------------------------------------------------------
Donald A. Borror(2)                        30,000            4,186,500(3)        46,830(4)       4,260,330     66.7%
Douglas G. Borror(2)                       40,000            4,186,500(3)        46,633(4)       4,298,133     67.3%
David S. Borror(2)                         19,640            4,186,500(3)         7,209(4)       4,213,349     66.0%
Terry E. George(2)                         27,000(5)         4,186,500(3)            --          4,213,500     65.8%
Pete A. Klisares                           18,224(5)                --               --             18,224      *
    1660 Northwest Professional Plaza
    Suite C
    Columbus, OH 43220
Gerald E. Mayo                             22,000(5)                --               --             22,000      *
    51 Brams Point Road
    Hilton Head, SC 29926
C. Ronald Tilley                           13,500(5)                --               --             13,500      *
    900 Gatehouse Lane
    Worthington, OH 43235
Jon M. Donnell(2)                         175,536(5)(6)             --               --            175,536      2.7%
Robert A. Meyer, Jr.(2)                    62,248(5)                --            4,907(4)          67,155      1.0%
Peter J. O'Hanlon(2)                        4,303                   --               --              4,303      *
All directors and                         412,451            4,186,500(3)       105,579(4)       4,704,530     71.7%
    executive officers as
    a group (10 persons)(7)

----------
*        Represents less than 1% of class.
(1) Percent of class is based upon the sum of 6,383,877 Common Shares outstanding as of March 20, 2001, and the number of Common Shares as to which the person (or members of the group) has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty (60) days of March 20, 2001.
(2) These individuals may be contacted at the address of the Company, 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766.
(3) Share total is based on information provided to the Company by BRC. By virtue of their ownership and control of BRC, each of Donald A. Borror, Douglas G. Borror, David S. Borror and Terry E. George may be deemed to beneficially own the Common Shares owned by BRC, but each has disclaimed beneficial ownership of the Common Shares owned by BRC. See "Certain Relationships and Certain Transactions-Description and Ownership of BRC."

                       [FOOTNOTES CONTINUED ON NEXT PAGE]

                        BOARD OF DIRECTORS AND MANAGEMENT

NUMBER AND TERM OF DIRECTORS

          The Company's Regulations provide for seven (7) directors and divide the Board into two classes, with regular two-year staggered terms. Class I consists of three (3) directors with terms expiring at the Annual Meeting. Class II consists of four (4) directors with terms expiring in 2002.

NOMINATION OF DIRECTORS

          In accordance with Section 2.03 of the Company's Regulations, a nominee for election as a director at an annual meeting may be proposed only by the directors or by a shareholder entitled to vote for the election of directors if such shareholder shall have proposed such nominee in a written notice. Each written notice of a proposed nominee must set forth (1) the name, age, business or residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee for the past five years; and (3) the number of shares of each series and class of the Company owned beneficially and/or of record by each such nominee and the length of time any such shares have been owned. The written notice of a proposed nominee must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal office and received by the Secretary of the Company on or before the later of (i) February 1, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders of the Company held for the election of directors, provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice must be received by the Secretary within a reasonable time prior to the date of such annual meeting.

         The Company has not received any proposals for director nominations from any shareholder with respect to the Annual Meeting.



                        [FOOTNOTES CONTINUED FROM PAGE 5]

----------
(4) Consists of Common Shares held by KeyTrust Company of Ohio, N.A., as trustee of the Retirement Plan and Trust, which Common Shares are voted by the trustee.
(5) Includes, in the case of Messrs. Donnell, George, Klisares, Mayo, Tilley and Meyer, 72,000, 20,000, 15,000, 15,000, 12,500 and 44,500
         Common Shares, respectively, which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 20, 2001.
(6) Includes 22,000 restricted Common Shares which are subject to forfeiture if Mr. Donnell's employment with the Company is terminated prior to August 1, 2002. The restrictions will lapse as to 11,000 Common Shares on August 1, 2001, and August 1, 2002, respectively.
(7) In computing the aggregate number of Common Shares held by the group, the same Common Shares were not counted more than once.

PROPOSAL TO ELECT CLASS I DIRECTORS

         The Board proposes the election of the following persons as Class I Directors to terms which will expire at the 2003 Annual Meeting of Shareholders:

                                                          Director
              Name                       Age               Since
              ----------------------------------------------------
              Douglas G. Borror          45                 1984
              Jon M. Donnell             41                 1997
              C. Ronald Tilley           65                 1996

         All of the nominees are presently members of the Board. All of the nominees have stated their willingness to serve and no reason is presently known why any of the nominees would be unable to serve as a director. It is the intention of the persons named as proxies in the accompanying Proxy to vote for the election of the three (3) nominees named above unless the shareholders otherwise direct on the Proxy. If any nominee is unable to stand for election, each Proxy will be voted for such substitute as the Board recommends.

RECOMMENDATION AND VOTE

         Class I Directors will be elected by a plurality of the votes entitled to be cast and present at the Annual Meeting, in person or by properly executed proxy. Shareholders do not have cumulative voting rights in the election of directors. Proxies cannot be voted for more than three (3) directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR CLASS I DIRECTORS.

CONTINUING CLASS II DIRECTORS

         The following Class II Directors will continue after the Annual Meeting to serve as directors for a term that will expire at the 2002 Annual Meeting of
Shareholders:

                                                          Director
              Name                       Age               Since
              ----------------------------------------------------
              Donald A. Borror           71                 1978
              David S. Borror            43                 1985
              Pete A. Klisares           65                 1994
              Gerald E. Mayo             68                 1994

EXECUTIVE OFFICERS AND CERTAIN OTHER KEY EMPLOYEES

         The Company's executive officers and certain other key employees of the Company are listed below.

Name                            Age        Position(s) Held
-----------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS

Donald A. Borror                71         Chairman Emeritus

Douglas G. Borror               45         Chairman of the Board and Chief Executive Officer

Jon M. Donnell                  41         President and Chief Operating Officer

David S. Borror                 43         Executive Vice President

Terry E. George                 57         Senior Vice President and Treasurer

Robert A. Meyer, Jr.            47         Senior Vice President, General Counsel and Secretary

Peter J. O'Hanlon               42         Senior Vice President-Finance and Chief Financial
                                           Officer

CERTAIN OTHER KEY EMPLOYEES

Karl E. Billisits               35         Executive Vice President-Construction Operations

Stephan M. George               44         Executive Vice President and President of the
                                           Company's Louisville Subsidiary

Jack L. Mautino                 37         Executive Vice President-Sales

Denis G. Connor                 46         Senior Vice President-Administration

Lori M. Steiner                 41         Senior Vice President-Strategy and Communications

Randolph B. Robert, Jr.         49         Vice President-Land Development

Kenneth C. Baker                53         Vice President-Information Systems


BACKGROUND AND EXPERIENCE OF DIRECTORS, OFFICERS AND CERTAIN KEY EMPLOYEES

          The references to the Company in the following biographies for periods of time prior to March 9, 1994, refer to the homebuilding divisions of BRC which were transferred to the Company in connection with the Company's initial public offering of its Common Shares. See "Certain Relationships and Certain Transactions--Description and Ownership of BRC."

         DONALD A. BORROR has served on the Company's Board of Directors since 1978, and has served as Chairman Emeritus since July 1999. He served as the Chairman of the Board of Directors from 1978 through July 1999, and as President of the Company from 1977 to March 1987. Mr. Borror has been involved in the homebuilding business since 1952 and founded the Company's homebuilding business in 1976. He has a Bachelor of Arts degree from The Ohio State University and a Juris Doctor degree from The Ohio State University College of Law.

         DOUGLAS G. BORROR has served on the Company's Board of Directors since January 1984, as Chairman of the Board of Directors since July 1999, and as its Chief Executive Officer since September 1992. He also served as the Company's President from March 1987 through July 1999, and as Chief Operating Officer of the Company from September 1992 through September 1996. Since December 2000, Mr. Borror had also served as Executive Vice President of BRC. Mr. Borror serves on the Boards of Directors of Columbia Gas of Ohio, Inc. and The Huntington National Bank. Mr. Borror has a Bachelor of Arts degree from The Ohio State University.

         JON M. DONNELL has served on the Company's Board of Directors since May 1997, as President of the Company since July 1999, and as Chief Operating Officer of the Company since September 1996. Mr. Donnell served as Chief Financial Officer of the Company from August 1995 through June 1998. Mr. Donnell served as Treasurer of the Company from August 1995 through December 1995, and as Executive Vice President from January 1996 through August 1996. From August 1995 through December 1996, he also served as Senior Vice President of the Company. Prior to joining the Company, Mr. Donnell spent 11 years with the Del Webb Corporation, a national real estate development and homebuilding company, most recently as Vice President and Associate General Manager of Webb's Sun City Hilton Head community. He is a Certified Public Accountant, and holds a Bachelor of Science degree from the University of Arizona.

         DAVID S. BORROR has served on the Company's Board of Directors since 1985 and as its Executive Vice President since January 1988. He served as Vice President of the Company from July 1985 until January 1988, and as its General Counsel from January 1988 to December 1993. Since December 2000, Mr. Borror had also served as President of BRC. He has a Bachelor of Arts degree from The Ohio State University and a Juris Doctor degree from The Ohio State University College of Law.

         PETE A. KLISARES has served on the Company's Board of Directors since 1994. He has served as Principal, MIGG Capital, an Ohio-based capital investment company, since October 1999. From August 1997 through June 1999, he served as President and Chief Operating Officer of Karrington Communities, Inc., a Columbus, Ohio-based company which constructs and operates assisted living facilities. From August 1993 through December 1997, he served as Executive Vice President of Worthington Industries, Inc., a Columbus-based steel company. He is a member of the Board of Directors of The Huntington National Bank, Sunrise Assisted Living, and MPW Industrial Services. Mr. Klisares has a Bachelor of Science degree in Economics and a Masters Degree in Labor and Management from the University of Iowa.

         GERALD E. MAYO has served on the Company's Board of Directors since 1994. Until his retirement in October 1997, he was a member of the Boards of Directors and the Chairman of the Midland Life Insurance Company, a Columbus, Ohio-based life insurance company, and Midland Financial Services, Inc., positions which he held for more than five years. He also serves on the Boards of Directors of McKesson/HBOC, Columbia Gas Systems, Inc. and Columbia Gas of Ohio, Inc. Mr. Mayo has a Bachelor of Arts degree from Boston University.

         C. RONALD TILLEY has served on the Company's Board of Directors since January 1996. In March 1996, he retired as Chief Executive Officer and Chairman of the Board of Directors of Columbia Gas Distribution Companies, an Ohio-based natural gas company, positions which he held for more than five years. Mr. Tilley has a Bachelor of Science degree from Concord College.

         TERRY E. GEORGE has served as Senior Vice President of the Company since November 1993 and as Treasurer of the Company since January 1996. He served on the Board of Directors of the Company from 1985 through May 1997, as Controller of the Company from August 1995 to January 1996, and as Operations Manager of the Company from October 1991 through August 1995. Mr. George has also served as Vice President and Treasurer of BRC since December 1996, and previously served as a Vice President of BRC from October 1987 to November 1993. Since December 2000, Mr. George has additionally served as Secretary of BRC. Mr. George also serves on the Board of Directors of First Community Bank. He has a Bachelor of Science degree from The Ohio State University and is a Certified Public Accountant in the State of Ohio.

         ROBERT A. MEYER, JR. has served as Senior Vice President of the Company since January 1996 and as General Counsel and Secretary of the Company since December 1993. He served as Vice President of the Company from December 1993 through December 1995. Prior to joining the Company, Mr. Meyer was engaged in the private practice of law in the Columbus, Ohio office of Porter, Wright, Morris & Arthur from November 1978 to December 1993. He has a Bachelor of Science degree from Indiana University and a Juris Doctor degree from The Ohio State University College of Law.

         PETER J. O'HANLON has served as Senior Vice President of Finance of the Company since January 2000, and as the Company's Chief Financial Officer since June 1998. Prior to joining the Company, Mr. O'Hanlon was Controller of Gables Residential Trust, an Atlanta-based real estate investment trust, from 1993 through May 1998, and Chief Financial Officer of Wilson Company, an Atlanta-based privately-held holding company, from 1987 through 1992. He is a Certified Public Accountant, and holds a Bachelor of Arts degree from Emory University and a Masters degree in Business Administration from Northwestern University.

         STEPHAN M. GEORGE has served as the Company's Executive Vice President and as President of the Company's Louisville subsidiary since December 2000. He served as the Company's Executive Vice President of Operations from May 1999 through December 2000. Prior to joining the Company, Mr. George served as Chief Operating Officer of Silverman Building Company, a Farmington, Michigan-based homebuilding company, from March 1998 through April 1999, and Vice President of Operations of Cambridge Homes, Inc., a Libertyville, Illinois-based homebuilding company, from December 1987 to March 1998. Mr. George has a Bachelor of Science degree in Civil Engineering from Cornell University and a Masters degree in Business Administration from Loyola University.

         KARL E. BILLISITS has served as the Company's Executive Vice President of Construction Operations since December 2000. He served as the Company's Senior Vice President of Land Acquisition and Development from April 1999 through November 2000, as the Company's Vice President of Engineering and Development from January 1999 through April 1999, as Vice President of Engineering from May 1998 through January 1999, as Director of Engineering from April 1997 through May 1998, and as Engineer from April 1994 through April 1997. Prior to joining the Company in 1994, Mr. Billisits was employed as a consulting engineer with Bauer, Davidson & Merchant, a Columbus-based consulting engineering firm. Mr. Billisits holds a Bachelor of Science degree in Civil Engineering from The Ohio State University, and is a Registered Professional Engineer in the States of Ohio, Kentucky and Michigan.

         DENIS G. CONNOR has served as Senior Vice President of Administration since joining the Company in January 1998. Prior to joining the Company, Mr. Connor managed Alliance Title Agency, Ltd., from its formation in April 1997, to December 1997, and was employed by Chicago Title Agency of Central Ohio, Inc., from February 1989 to April 1997. He has a Bachelor of Arts degree from Miami University.

         JACK L. MAUTINO has served as the Company's Executive Vice President of Sales since December 2000. He served as the Company's Senior Vice President and General Manager of the Company's Louisville, Kentucky Operations from August 1998 through November 2000, as Senior Vice President of Sales of the Company from May 1998 through August 1998, and as Vice President of Sales from October 1995 through August 1998. He served as Sales Manager for the Company's Dominion Homes Division from January 1995 through December 1995, as Sales Manager of the Company's Tradition Homes Division from December 1991 to December 1994, and as Sales Representative for the Company from July 1990 to December 1991. Prior to joining the Company, Mr. Mautino was employed by Ryland Homes. He holds a Bachelor of Science degree from Duquesne University.

         LORI M. STEINER has served as Senior Vice President of Strategy and Communications since January 1999. She served as the Company's Senior Vice President of Marketing from May 1998 through December 1998, and as the Company's Vice President of Marketing from January 1995 through May 1998. She served as the Company's Marketing Director from September 1990 through January 1995. Ms. Steiner served as an account manager for Brooks Young Communications, a Columbus-based regional advertising company, from March 1989 to September 1990. She has a Bachelor of Arts degree from Wittenberg University.

         KENNETH C. BAKER has served as the Company's Vice President of Information Systems since May 1998. From April 1997, through May 1998, he served as the Company's Director of Information Systems and, from October 1994 through April 1997, as the Company's Manager of Information Systems. Prior to joining the Company, Mr. Baker was employed as Manager of Information Systems with Mid-Ohio Chemical Company from 1988 through 1994, and in the same position with Colso Products, Inc. from 1978 through 1988. Mr. Baker holds an Associates Degree in Information Systems from Automation Institute of Ohio.

         RANDOLPH B. ROBERT, JR. has served as the Company's Vice President of Land Development since November 1993 and as General Manager of Land Development from January 1987 through November 1993. Mr. Robert has a Bachelor of Science Degree from The University of Arizona.

FAMILY RELATIONSHIPS

         Douglas G. Borror, a director and the Chairman of the Board and Chief Executive Officer of the Company, and David S. Borror, a director and Executive Vice President of the Company, are brothers. Donald A. Borror, a director and Chairman Emeritus of the Company, is the father of Douglas G. Borror and David
S. Borror. There are no other family relationships among the executive officers and/or directors of the Company.

AGREEMENT WITH RESPECT TO THE ELECTION OF DIRECTORS

         BRC, the holder of approximately 65.6% of the issued and outstanding Common Shares, has agreed in a Close Corporation Agreement with its shareholders to use its best efforts to elect David S. Borror as a director of the Company for so long as certain contingencies are satisfied and for so long as BRC has the ability to elect at least two (2) directors of the Company. See "Certain Relationships and Certain Transactions--Description and Ownership of BRC."

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors meets immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and holds such other meetings as may be called from time to time by the Chairman of the Board, the President or any two directors. The Board of Directors of the Company held four meetings during the year ended December 31, 2000. Each director attended at least 75% of the aggregate of the number of Board of Directors meetings and meetings of all committees on which he served during the year.

         The Company has a Compensation Committee, an Executive Committee, an Audit Committee and an Affiliated Transactions Review Committee. The members of the Compensation Committee during 2000 were Pete A. Klisares, Gerald E. Mayo, and C. Ronald Tilley. The Compensation Committee, which determines the compensation of the Company's executive officers, held three meetings during 2000. The members of the Executive Committee during 2000 were Donald A. Borror, Douglas G. Borror, David S. Borror, Jon M. Donnell, and Pete A. Klisares. The Executive Committee, which is authorized to act for the Board between regularly scheduled meetings of the Board, held four meetings during 2000. The members of the Audit Committee during 2000 were Pete A. Klisares, Gerald E. Mayo, and C. Ronald Tilley. The Audit Committee, which reviews accounting and auditing matters, held four meetings during 2000. The members of the Affiliated Transactions Review Committee during 2000 were Pete A. Klisares, Gerald E. Mayo, and C. Ronald Tilley. The Affiliated Transactions Review Committee, which reviews and authorizes material transactions between the Company and its affiliates or related parties, did not meet during 2000. The Company does not have a standing nominating committee or other committee performing a similar function.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth, for the three years ended December 31, 2000, cash and non-cash compensation paid by the Company to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company who served as such during 2000 (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities by such persons:

                                                              Summary Compensation Table
                                 ---------------------------------------------------------------------------------------
                                                                                   Long-Term
                                                                                  Compensation
                                           Annual Compensation              -------------------------
                                 ----------------------------------------   Restricted  Common Shares
                                                           Other Annual        Stock      Underlying        All Other
Name and                         Salary(1)     Bonus(1)   Compensation(2)      Awards      Options/      Compensation(3)
Principal Position       Year      ($)           ($)            ($)             ($)        SARs (#)            ($)
------------------------------------------------------------------------------------------------------------------------
Donald A. Borror         2000    $250,000      $260,000            --                                      $  2,781
  Chairman Emeritus      1999     250,000       260,000            --                                         6,083
                         1998     250,000       260,000            --                                         4,250

Douglas G. Borror        2000    $440,000      $700,000      $105,370(4)                                   $153,160(5)
  Chairman and CEO       1999     440,000       550,000        57,585(6)                                     72,438(7)
                         1998     400,000       550,000            --                                         9,300

Jon M. Donnell           2000    $360,000      $500,000            --             --            --         $ 90,840(5)
  President and COO      1999     360,000       400,000        65,119(8)          --            --           50,687(7)
                         1998     240,000       400,000            --        143,688(9)     24,000            9,300

David S. Borror          2000    $225,000      $275,000            --                                      $ 39,690(5)
  Exec. V.P.             1999     200,000       225,000            --                                        23,541(7)
                         1998     192,385(10)   200,000            --                                         9,300

Robert A. Meyer, Jr.     2000    $160,000      $150,000            --                                      $ 33,960(5)
  Sr. V.P., General      1999     160,000       125,000            --                                        23,591(7)
  Counsel and Secretary  1998     155,000       125,000            --                                         9,300

----------
(1) Includes amounts deferred by the Named Executive Officer pursuant to the Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan").
(2) Perquisites and other personal benefits did not exceed applicable thresholds except as specifically set forth.
(3) All Other Compensation includes for 1998, 1999 and 2000 amounts paid by the Company for coverage under the Company's Group Life Insurance Program for all employees, and amounts contributed by the Company to the accounts of the Named Executive Officers in the Retirement Plan and Trust and in the Executive Deferred Compensation Plan as matching contributions under the provisions of those plans.
(4)      Includes $47,002 attributable to personal use of Company property.

                       [FOOTNOTES CONTINUED ON NEXT PAGE]

EMPLOYMENT AGREEMENTS

         The Company has Amended Employment Agreements with Jon M. Donnell, President and Chief Operating Officer and with Robert A. Meyer, Jr., Senior Vice President, General Counsel and Secretary. The Amended Employment Agreements with Messrs. Donnell and Meyer are each dated December 29, 2000, and effective as of January 1, 2001. The Amended Employment Agreements supercede prior Employment Agreements with Messrs. Donnell and Meyer, which had substantially similar provisions. The Agreements are for terms of three years, and provide for renewal annually for three-year terms unless the Company provides notice of its intention not to renew the Agreement. No such notice by the Company has been provided to Mr. Donnell or Mr. Meyer. Each Agreement provides for lump sum payments if employment is terminated by the Company without cause or by Mr. Donnell or Mr. Meyer with good reason, and includes non-competition covenants effective for one year after termination. The Agreements also include provisions that become effective upon a "change in control" of the Company. Under the Agreements, a change in control is defined as an event which results in either BRC failing to own at least 30% of the combined voting power of the outstanding voting securities of the Company, or both Mr. Donald Borror and Mr. Douglas Borror ceasing to be directors and officers of the Company. Upon a change in control, all employee benefit rights, including stock options, vest. In addition, if within two years of a change in control, the employment of Mr. Donnell or Mr. Meyer is terminated without cause, or if Mr. Donnell or Mr. Meyer terminates his employment with good reason, he would be entitled to certain benefits, including a lump sum payment equivalent to two years' salary, the payments he otherwise would have been entitled to receive had the Company terminated his employment without cause and without a change in control, and certain outplacement services.


                       [FOOTNOTES CONTINUED FROM PAGE 13]
----------
(5) Includes for 2000 the value of premiums paid for split-dollar life insurance coverage under the Company's Collateral Assignment Split Dollar Plan (the "Split Dollar Plan") (Mr. Douglas Borror, $143,500; Mr. Donnell, $81,300; Mr. David Borror, $30,450; and Mr. Meyer, $24,300). Compensation attributable to the Named Executive Officers' participation in the Split Dollar Plan represents the premium attributable to the death benefit provided under the policy on a term insurance basis, together with the present value of the interest projected to accrue on the remaining portion of the current year's insurance premium paid by the Company. The Split Dollar Plan is discussed in greater detail under "Report of Compensation Committee on Executive Compensation-Long-Term Incentive Compensation-Split Dollar Plan."
(6)      Includes $23,760 attributable to personal use of Company property.
(7) Includes for 1999 the value of premiums paid for split-dollar life insurance coverage under the Split Dollar Plan (Mr. Douglas Borror, $62,488; Mr. Donnell, $40,737; Mr. David Borror, $13,591; and Mr.
         Meyer, $13,646).

                        [FOOTNOTES CONTINUED ON PAGE 15]

INCENTIVE STOCK PLAN

         No stock options, SARs, or long-term incentive plan awards were granted to any Named Executive Officer under the Incentive Stock Plan during 2000.

         The following table sets forth information, as of December 31, 2000, concerning the number of Common Shares underlying unexercised options and the value of the unexercised options held by those Named Executive Officers who held options on such date. No Named Executive Officer exercised any options during 2000.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
   -----------------------------------------------------------------------------------------

                            Number of Common Shares                Value of Unexercised
                             Underlying Unexercised                     In-The-Money
                                 Options/SARs at                      Options/SARs at
                              Fiscal-Year-End (#)                  Fiscal-Year-End ($)(1)
                         ------------------------------        ------------------------------

Name                     Exercisable      Unexercisable        Exercisable      Unexercisable
---------------------------------------------------------------------------------------------
Jon M. Donnell             72,000             8,000             $343,000           $29,500
Robert A. Meyer, Jr.       44,500             3,000             $205,344           $11,063

----------
(1) The Value of Unexercised In-The-Money Options equals the difference between the aggregate fair market value at December 31, 2000, of the Common Shares underlying the options and the aggregate exercise price of the options.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive fees of $2,500 per quarter and $1,000 per Board meeting and $500 per committee meeting attended ($1,000 per committee meeting for committees of which the

                       [FOOTNOTES CONTINUED FROM PAGE 14]

----------
(8)      Includes $40,320 attributable to personal use of Company property.
(9) At December 31, 2000, Mr. Donnell held 22,000 restricted Common Shares with an aggregate value of $185,525. Of such restricted Common Shares, 11,000 will vest on each of August 1, 2001 and 2002. Prior to the vesting of 11,000 restricted shares on August 1, 1999, Mr. Donnell elected, pursuant to the terms of the Dominion Homes, Inc. Incentive Stock Plan (the "Incentive Stock Plan"), not to receive 5,624 of the restricted Common Shares in order to satisfy income tax obligations related to such vesting. Prior to the vesting of 11,000 shares on August 1, 2000, Mr. Donnell elected, pursuant to the terms of the Incentive Stock Plan, not to receive 5,624 of the restricted Common Shares in order to satisfy income tax obligations related to such vesting. It is a prerequisite to the vesting of any restricted Common Shares that Mr. Donnell be employed with the Company as of the vesting date. The Company does not presently pay dividends. However, if dividends are paid in the future, Mr. Donnell would be entitled to receive dividends as to both his vested and unvested restricted Common Shares.
(10) Mr. Borror was paid base salary at an annual rate of $175,000 from January 1 through April 30, 1998. His base salary was increased to $200,000 per year effective May 1, 1998. The reported base salary is the amount actually paid to Mr. Borror in 1998.

director serves as chairman). Directors may defer the receipt of those fees and receive Company-matching contributions with respect to those deferred fees through participation in the Executive Deferred Compensation Plan. Additionally, under the Incentive Stock Plan, each director who is not, and has never been, an employee of, or paid advisor or consultant to, the Company will receive, on the first business day after each annual meeting of shareholders, provided that the director continues to serve on the Board on such date, a grant of a non-qualified stock option to purchase 2,500 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of grant. A director option is exercisable from the date of grant until the earlier of (i) the tenth anniversary of the date of grant or (ii) generally three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director. The Company does not pay any separate remuneration to employees of the Company who serve as directors. Messrs. Klisares, Mayo and Tilley were the directors who were not employees of the Company in 2000.

EXECUTIVE DEFERRED COMPENSATION PLAN

         The Executive Deferred Compensation Plan permits executive officers and directors to elect to defer receipt of a portion of their annual compensation (20% of total base and bonus for employees and 100% of directors' fees). The Executive Deferred Compensation Plan also provides for a matching contribution by the Company for each participant equal to 25% of the amount deferred, but not to exceed $2,500 in any year. The Company's matching contribution vests in 20% increments over a five-year period. The contribution and match amounts are used by the trustee of a rabbi trust to acquire Common Shares of the Company in the open market. These Common Shares are held and voted by the trustee pursuant to the rabbi trust agreement.

         The following table sets forth information concerning the aggregate deferral contributions by participating directors and executive officers and corresponding aggregate Company-matching contributions through December 31, 2000, expressed as the number of Common Shares held by the trustee as of such date, with respect to each director and executive officer participating in the Executive Deferred Compensation Plan.

                           Deferral           Vested Company-         Unvested Company-
                         Contributions           Matching                  Matching
                       Payable as Common    Contributions Payable   Contributions Payable
                            Shares            as Common Shares         as Common Shares         Total
-----------------------------------------------------------------------------------------------------
Douglas G. Borror           12,124                 2,048                      962              15,134
David S. Borror              8,926                 1,402                      865              11,193
Pete A. Klisares            19,195                 1,549                      971              21,715
C. Ronald Tilley            11,895                   780                      970              13,645
Terry E. George              6,936                   779                      962               8,677
Jon M. Donnell               6,936                   779                      962               8,677
Robert A. Meyer, Jr.        10,016                 1,548                      963              12,527
Peter J. O'Hanlon            3,673                   175                      750               4,598

                        REPORT OF COMPENSATION COMMITTEE
              ON EXECUTIVE COMPENSATION, REPORT OF AUDIT COMMITTEE
                        AND SHARE PRICE PERFORMANCE GRAPH

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following "Report of Compensation Committee on Executive Compensation," "Report of Audit Committee" and the information under "Share Price Performance Graph" shall not be incorporated by reference into any such filings.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company has vested in the Compensation Committee (the "Committee") of the Board of Directors the authority to determine and administer the compensation program for the Company's executive officers and other key employees. The Committee is composed of the Company's three outside, independent directors: Pete A. Klisares, Gerald E. Mayo and C. Ronald Tilley. Mr. Klisares chairs the Compensation Committee.

COMPENSATION PHILOSOPHY

         The Company's executive compensation philosophy seeks to promote the following key objectives:

         o Align the interests of executive officers and other key employees with the interests of shareholders by linking a significant percentage of their total compensation to Company financial performance.

         o        Reward individual contribution and achievement.

         o Allow the Company to continue to attract and retain outstanding executive officers and other key employees and to compete with industry competitors and other businesses for executive talent.

Implementation of this philosophy is an ongoing process, and the Committee expects, as in previous years, to continue to refine the Company's executive compensation program during 2001.

         There are two primary components to the Company's executive compensation program: annual cash compensation and long-term incentive compensation. Annual cash compensation consists of a base salary and an incentive bonus. Long-term incentive compensation consists of stock options, restricted stock, and other awards under the Incentive Stock Plan. The Company's executive compensation program also allows executives to defer a portion of their compensation, and to augment the deferred amounts by Company matches, through their optional participation in the Executive Deferred Compensation Plan. The Company also has a Split Dollar Plan which provides death benefit protection and retirement benefits to participating executives if certain vesting conditions are met and further if the participating executive does not leave employment with the Company prior to age 55. See "Split Dollar Plan," below.

ANNUAL CASH COMPENSATION

         GENERAL. It is the Company's objective to achieve continuous revenue and earnings growth with a long-term objective of performing in the leading group of companies in the homebuilding industry in revenue growth and profitability. The Committee believes that, in order to achieve this objective, the Company must be able to attract and retain exceptional executive talent. Accordingly, the Committee's intent is that the total cash compensation received by the Company's executive officers would place them in the upper range of the total cash compensation received by the executive officers of homebuilding companies in general. In determining compensation for the Company's executive officers, the Committee annually reviews a nationally-compiled database of compensation by other homebuilding companies for various executive positions, including data specific to public homebuilding companies, homebuilding companies of a size comparable to the Company, and homebuilding companies operating in the Midwest. The Committee also considers the performance of the Company in relation to other homebuilding companies based on several measures of economic performance.

         BASE SALARY. The Committee recognizes that the homebuilding business is cyclical and that the Company's financial performance depends, in large part, on whether the homebuilding business is in a favorable or unfavorable cycle. The Committee attempts to set the base salaries of the Company's executive officers at levels sufficient to attract and retain executive talent in all business cycles.

         In setting the base salary of an executive officer, the Committee subjectively analyzes the executive's responsibilities, performance and value to the Company, but gives no fixed weighting to any of such factors. The Committee also considers market salary ranges for comparable positions. The Committee reviews annually the base salary of each executive officer and makes adjustments as it believes is warranted.

         INCENTIVE BONUS. The Committee believes that a significant portion of the total compensation of the Company's executive officers should consist of variable, performance-based components, such as awards of incentive bonuses and grants of stock options, which the Committee can adjust to reflect changes in Company and individual performance. These compensation components are intended to reinforce the Company's commitment to increasing Company profitability and shareholder value.

         The Committee takes into account various quantitative measures and qualitative indicators of Company and individual performance in determining the level of incentive bonuses to be awarded to the Company's executive officers, including contributions to attaining corporate goals and objectives and achievements with respect to individual goals and performance measures. Although historically the Committee has tended to give more weight to quantitative measures of Company financial performance, it does not apply any specific formula. In making such compensation decisions, the Committee recognizes and takes into account that the homebuilding business is cyclical and that Company financial performance can be greatly affected by factors, such as interest rates and weather, that are beyond the control of the Company's executive officers. The Committee considers such quantitative Company financial performance measures as revenue growth, profitability, earnings per share and return on shareholders' equity in determining the level of incentive bonuses. The Committee also considers the Company's performance with respect to its customer satisfaction ratings as a factor in determining incentive bonuses for all executive officers.

         The Committee also understands the importance of individual contributions and achievements that may be difficult to quantify and, accordingly, recognizes qualitative indicators such as successful supervision of major corporate projects, demonstrated leadership and the ability to respond to difficult business cycles.

LONG-TERM INCENTIVE COMPENSATION

         STOCK OPTIONS. No stock options were awarded to any Named Executive Officer in 2000.

         Although no grants were made in 2000, the Committee intends to make grants on a periodic basis under the Incentive Stock Plan to the Company's executive officers and other key employees. In making such grants, the Committee will consider the subjective factors identified above, as well as the number of options granted in prior years.

         RESTRICTED STOCK GRANTS. No restricted stock grants were awarded to any Named Executive Officer in 2000.

         SPLIT DOLLAR PLAN. Effective January 1, 1999, the Company adopted the Split Dollar Plan, in which certain key employees of the Company, including all Named Executive Officers other than Donald A. Borror, are participants. The purpose of the Split Dollar Plan is to provide additional incentive for participating employees to remain with the Company and contribute to its success. Under the Split Dollar Plan, participating employees are provided with a death benefit during employment, together with a retirement benefit upon retirement at or after age 55 (or, if sooner, upon a "change in control" of the Company), provided (a) the employee shall have then completed ten years of service with the Company following implementation of the Split Dollar Plan, (b) the Company shall have attained adjusted shareholders' equity of $100 million, and (c) the employee shall have complied with the provisions of the noncompetition covenant for one year following retirement. "Change in control" is defined as an event which results in either BRC failing to own at least 30% of the combined voting power of the outstanding voting securities of the Company, or both Donald Borror and Douglas Borror ceasing to be directors and officers of the Company. "Adjusted shareholders' equity" is defined to exclude the proceeds of any sale by the Company of equity securities and to include the fair value of any dividends or distributions made by the Company after the effective date of the Split Dollar Plan. Each participating employee has entered into an agreement with the Company under which the employee's rights under each split dollar policy are assigned to the Company. Each participating employee is required to pay a portion of the policy premiums; the remainder of the premiums are paid by the Company. In the event a participating employee terminates employment prior to either completing ten years of service or the Company's attaining adjusted shareholders' equity of $100 million dollars, the employee's employment is terminated by the Company for "cause" at any time prior to payment of the retirement benefit, or the employee violates the terms of the noncompetition covenant, the then accumulated cash value in the policy will be retained by the Company. In the event the employee dies prior to the vesting of retirement benefits, all premiums paid by the Company will be repaid to the Company prior to the payment of any death benefit to the employee's beneficiary under the policy.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In accordance with the executive compensation philosophy and program described above, and primarily in recognition of the Company's improved financial performance during 2000, the Committee awarded Douglas G. Borror a cash incentive bonus of $700,000 in 2000. Mr. Borror received an annual base salary in 2000 of $440,000. Mr. Borror did not receive an award of stock options or restricted stock in 2000.

TAX ASPECTS

         Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly-held corporation of compensation paid to a "covered employee" in excess of $1.0 million per year, subject to certain exceptions. Generally, the Company's covered employees are those executive officers listed under the Summary Compensation Table set forth above. Compensation paid to Douglas Borror in 2000 exceeded the $1.0 million deductibility limit of Section 162(m). This amount is not covered by any of the exceptions to Section 162(m), and thus is not deductible by the Company. The Company believes that in 2001 Mr. Borror's total compensation also may exceed the $1.0 million deductibility limit of Section 162(m), but does not anticipate that Section 162(m) will limit the deductibility of compensation paid to any other executive officer. As indicated above, Section 162(m) provides exceptions to the $1.0 million limitation on the deductibility of executive compensation. The Committee has not attempted to revise the Company's executive compensation program to satisfy the conditions to these exceptions but may in the future consider doing so.

                      Members of the Compensation Committee
                        Pete A. Klisares   Gerald E. Mayo
                                C. Ronald Tilley


                            REPORT OF AUDIT COMMITTEE

GENERAL

         The Audit Committee is composed of three directors. The members of the Audit Committee during 2000 were Pete A. Klisares, Gerald E. Mayo, and C. Ronald Tilley. Mr. Mayo chairs the Audit Committee. The Audit Committee is governed by a formal written charter that is reviewed and assessed annually and that was adopted by the Board in 2000. A copy of the charter is attached as Appendix A to this Proxy Statement. In accordance with the provisions of its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee qualifies as independent for purposes of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

REVIEW AND DISCUSSION WITH INDEPENDENT ACCOUNTANTS AND AUDITORS

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from PricewaterhouseCoopers LLP a formal written statement describing all relationships between PricewaterhouseCoopers LLP and the Company that might bear on PricewaterhouseCoopers LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PricewaterhouseCoopers LLP any relationships or services that may impact the objectivity and independence of PricewaterhouseCoopers LLP and satisfied itself as to PricewaterhouseCoopers LLP's independence. The Audit Committee also discussed with management, the internal auditors and PricewaterhouseCoopers LLP the adequacy and effectiveness of the Company's internal accounting and financial controls. The Audit Committee met with the independent auditors each quarter to discuss the results of interim reviews including when applicable, new or changed accounting principles, unusual transactions, and estimates, judgments and uncertainties related to the Company's quarterly financial reports. In each case, these meetings were conducted prior to the filing of the Form 10-Q. The Audit Committee also received written communication, and held discussions with, the independent auditor regarding the annual audit plan including matters relating to accounting and financial reporting, higher risk and judgmental areas of financial reporting and industry and business issue impacting the Company's financial reports. Prior to filing of the Company's Annual Report on Form 10-K, the Audit Committee discussed and reviewed the results of PricewaterhouseCoopers LLP's audit of the financial statements for the year ended December 31, 2000. This discussion and review conducted with and without management present, included all communications required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

REVIEW WITH MANAGEMENT

         The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2000, with management. Management has the responsibility for the preparation of the Company's consolidated financial statements and PricewaterhouseCoopers LLP has the responsibility for the audit of those statements. The Audit Committee also discussed the results of the Company's internal audit.

AUDIT FEES

         The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual consolidated financial statements for 2000, the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for 2000 and the audit of the Dominion Homes, Inc. Retirement Plan and Trust (collectively, the "Audit Services") were $176,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CAR 210.2.-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") during 2000 for the Company.

ALL OTHER FEES

         The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than Audit Services and Financial Information Systems Design and Implementation Services, for 2000 (the "Other Services") were $84,000.

CONCLUSION

         Based on the reviews and discussions with management of and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining PricewaterhouseCoopers LLP's independence.

         This Report of the Audit Committee was signed and adopted by each of the members of the Audit Committee on March 13, 2001.

                         Members of the Audit Committee
                        Pete A. Klisares   Gerald E. Mayo
                                C. Ronald Tilley

                          SHARE PRICE PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Common Shares from December 31, 1995, until December 31, 2000, with the cumulative total return of (a) the NASDAQ-OTC Index Composite and (b) the Standard and Poor's Homebuilding Index. The graph assumes the investment on December 31, 1995, of $100 in the Common Shares, the NASDAQ-OTC Index Composite and the Standard and Poor's Homebuilding Index.

                                  [LINE GRAPH]

                        Nasdaq      S&P Homebuilding          DHOM

December 31, 1995          100             100                 100
December 31, 1996        122.7            89.9               134.6
December 31, 1997        150.2           142.1               369.2
December 31, 1998        208.4           171.8               338.5
December 31, 1999        383.7           114.7               192.3
December 31, 2000        234.8           178.3               259.6

                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

DESCRIPTION AND OWNERSHIP OF BRC

         BRC, which owns approximately 65.6% of the Company's outstanding Common Shares, is in the business of owning and managing multifamily housing and commercial real estate. Donald A. Borror, Douglas G. Borror, and David S. Borror, who are directors and executive officers of the Company, and Terry E. George, who is an executive officer of the Company, also are directors of BRC. David S. Borror, Douglas G. Borror and Mr. George also serve as President, Executive Vice President and Vice President, respectively, of BRC. Mr. George additionally serves as Secretary and Treasurer of BRC.

         BRC has issued and outstanding 94,860 voting common shares and 273,195 non-voting common shares, all of which are beneficially owned by members of the Borror family, or trusts for their benefit, and by Terry George. BRC holds 42,000 non-voting shares of BRC as treasury shares. Through their ownership and control of BRC, such persons are in a position to control the Company. See "Security Ownership of Certain Beneficial Owners and Management."

         On June 19, 2000, BRC redeemed 10,205 voting shares of BRC held by the Amended and Restated Borror Corporation Stock Trust, a revocable trust established by Donald Borror pursuant to a trust agreement dated January 4, 1994 (the "Stock Trust"). Effective November 9, 2000, the Stock Trust sold 5,824 voting shares of BRC to Douglas Borror, 3,718 voting shares of BRC to David Borror, 2,639 voting shares of BRC to the 1987 Irrevocable Subchapter S Trust, an irrevocable trust established by Donald Borror pursuant to a trust agreement dated June 26, 1987 (the "Irrevocable Trust"), and 819 voting shares of BRC to Terry George. The purchase price for the shares was determined by a valuation of BRC prepared by PricewaterhouseCoopers LLP in February 2000. The redemption and sale were effected as part of Donald Borror's estate planning and to help ensure an orderly succession of ownership of BRC at the time of Donald Borror's death.

         The Stock Trust owns 19,975 voting common shares of BRC, representing 21.06% of the issued and outstanding voting common shares of BRC, and does not own any of the non-voting common shares of BRC. The Stock Trust will expire upon the ten year anniversary of Donald Borror's death or upon the death of Joanne Borror (Donald Borror's wife), whichever is later. Joanne Borror is the beneficiary of the Stock Trust until her death (unless she predeceases Donald Borror) and each of Donald and Joanne Borror's children (Douglas and David Borror and Donna Myers) are one-third remainder beneficiaries of the Stock Trust. Donald Borror and Douglas Borror are the joint trustees of the Stock Trust until the death or incapacity of either of them, whereupon the other of them will become sole trustee.

         Douglas Borror owns 43,099 voting common shares of BRC, representing 45.43% of the issued and outstanding voting common shares of BRC, and 112,875 non-voting common shares of BRC, representing 41.32% of the issued and outstanding non-voting common shares of BRC.

         David Borror owns 23,328 voting common shares of BRC, representing 24.59% of the issued and outstanding voting common shares of BRC, and 76,180 non-voting common shares of BRC, representing 27.88% of the issued and outstanding non-voting common shares of BRC.

         The Irrevocable Trust owns 2,639 voting common shares of BRC, representing 2.78% of the issued and outstanding voting common shares of BRC, and 68,080 non-voting common shares of BRC, representing 24.92% of the issued and outstanding non-voting common shares of BRC. David Borror is the trustee of the Irrevocable Trust and

Donna Myers (Donald and Joanne Borror's daughter and Douglas and David Borror's sister) is the sole beneficiary of the Irrevocable Trust. The Irrevocable Trust expires upon the death of Donald Borror.

         Terry George owns 5,819 voting common shares of BRC, representing 6.13% of the issued and outstanding voting common shares of BRC, and 16,060 non-voting common shares of BRC, representing 5.88% of the issued and outstanding non-voting common shares of BRC.

         BRC and the shareholders of BRC are parties to a Close Corporation Agreement dated January 4, 1994 ("BRC Agreement"). The BRC Agreement contains certain provisions related to BRC's status as an S Corporation (including mandatory distributions to BRC shareholders equal to the product of the maximum marginal individual income tax rate and the shareholder's pro rata share of the taxable income attributable to BRC). The BRC Agreement provides that all of the voting power of the BRC shares is to be exercised by a majority of the directors of BRC, all of whom will be elected by Donald Borror and Douglas Borror jointly until the death or incapacity of either of them and, thereafter, by the other of them solely. Under the provisions of the BRC Agreement, David Borror is required to be elected as a director of BRC as long as he continues to hold at least 10% of the shares of BRC, absent his removal for "cause" (as defined therein). In such circumstances and as long as BRC has the ability to elect at least two directors of the Company, BRC also is required to use its best efforts to elect David Borror as a director of the Company. The BRC Agreement generally restricts the transfer of shares of BRC to persons other than members of the Borror family unless certain procedures are followed. BRC is required to repurchase all of Terry George's shares in the event of his death or incapacity and has the right to purchase Terry George's shares at any time. BRC also is required to purchase a certain number of shares from the estates of Borror family members. Subject to certain conditions, Borror family members have the right to require BRC to repurchase shares from them. In certain instances, the obligation of BRC to repurchase shares may be assumed by Borror family shareholders.

TRANSACTIONS WITH BRC

         The Board of Directors of the Company has established the Affiliated Transactions Review Committee for the purpose of reviewing any material transactions with affiliates or related parties of the Company, including BRC, for consistency with the Company's policies concerning affiliated transactions. The Affiliated Transactions Review Committee is comprised of the Company's three outside, independent directors: Pete A. Klisares, Gerald E. Mayo and C. Ronald Tilley, and is chaired by Mr. Klisares.

         The Company leases its corporate headquarters from BRC. The primary lease continues until December 31, 2009, at a rental rate of $12.00 per square foot on a total net basis with two options to renew for periods of five years each at then-current market rates. The rental rate was established by an MAI appraisal commissioned by the Affiliated Transactions Review Committee, and confirmed in a review for the Affiliated Transactions Review Committee by a second MAI appraiser. The Company paid to BRC $451,000 under this lease during 2000.

         The Company leases its 4,200 square foot decorating center from BRC. The lease continues until December 31, 2003, and the rental rate was $10.50 per square foot in 2000, and is $11.00 per square foot in each of the last three years of the lease's term. The rental rates were confirmed by an MAI appraisal commissioned by the Affiliated Transactions Review Committee to be consistent with comparable rental rates in the area and, in the first two years, slightly below market rates.

         The Company also leases two separate adjacent spaces, one 1,200 square feet and one 2,700 square feet. The agreement for the 1,200 square foot space is an assignment agreement under which the Company assumed obligations in 1999 under an existing lease with a former tenant. The remaining term under the lease is two years and six months, and the lease rates are $11.50 per square foot for the remainder of the first year, $12.00 and $12.50 per square foot during the second and third remaining full years. The agreement for the 2,700 square foot space is also an assignment executed in 1999, of an existing lease with a former tenant that had been renewed for a five-year term. The agreement provides for lease rates that begin at $11.00 per square foot for the first three years and increase to $11.50 per square foot in the final two years of the lease term. The lease rates were confirmed to be reflective of current market conditions by a report prepared for the Affiliated Transactions Review Committee by an MAI appraiser, and the leases were approved by the Affiliated Transactions Review Committee.

         The Company also leases from BRC an additional 1,350 square feet in the shopping center in which the Company's decorating center is located. The Company has established a preconstruction conference center in the space in which all preconstruction conferences with its customers are conducted. The lease agreement , entered into in 1999, provides for a term of five years and lease rates of $10.50 per square foot the first year, $11.00 per square foot the second, third and fourth years, and $11.50 per square foot the fifth year. The lease rates were confirmed in a report by an MAI appraiser to be consistent with fair market rates for comparable space, and the lease was approved by the Affiliated Transactions Review Committee.

         In a unanimous written action taken as of February 15, 2000, without a meeting, the Affiliated Transactions Review Committee approved the lease by the Company from BRC of an additional 1,768 square feet in the shopping center in which the decorating center is located. The Company has established its new mortgage finance operation in the space. The lease agreement provides for a term of three years commencing March 1, 2000, and provides for lease rates of $10.50 per square foot in the first year and $11.00 per square foot in each of the final two years of the lease term. The base rates were confirmed by a report prepared by an MAI appraiser to be consistent with market rates.

         The Company paid to BRC an aggregate of $156,000 under leases for space in the shopping center during 2000. The Company believes that the terms of these leases were no less favorable to the Company than those reasonably available from unrelated third parties for comparable space.

         Occasionally, employees of the Company provide limited administrative services to BRC, for which the Company receives fees. The Company received aggregate fees of $25,000 from BRC for such administrative services in 2000.

         The Company and BRC are parties to a Shareholder Agreement (the "Shareholder Agreement"), dated January 20, 1994, pursuant to which BRC has the right, from time to time, to demand that the Company register for sale Common Shares owned by BRC. Each request by BRC for a demand registration must cover at least 10% of the Common Shares owned by BRC and at least 5% of the Company's then outstanding Common Shares. Without the Company's consent (exercised by a majority of its independent directors), the Company is not obligated to cause a demand registration to be effected within 18 months after the consummation of a prior demand registration. BRC and the Company will each pay one-half of the expenses of each demand registration. BRC also will have incidental, or piggy-back, registration rights if the Company proposes to register any of its equity securities (other than registrations involving employee benefit plans) for its own account or for the account of any other shareholder. BRC will pay all of its own legal expenses and the first $25,000 of the other expenses of a piggy-back registration and the Company will pay the remaining expenses of a piggy-back registration. Both the demand and piggy-back registration rights will be subject to customary underwriting and holdback provisions and will expire on March 9, 2004.

TRANSACTIONS WITH PRINTING PLUS, INC.

         Donald A. Borror, Chairman Emeritus of the Company, together with Richard Myers, own Printing Plus, Inc., a printing company which has provided printing services to the Company. Mr. Myers, who also operates Printing Plus, Inc., is the husband of Donna Borror Myers, who is Donald A. Borror's daughter and Douglas G. and David S. Borror's sister. In 2000, the Company paid $98,496 to Printing Plus, Inc. for printing services, which amount represented approximately 27.6% of the total amount paid by the Company for printing services in 2000. All of the printing services provided to the Company by Printing Plus, Inc. in 2000 were pursuant to contracts that had been competitively bid. The transactions between the Company and Printing Plus, Inc. were not reviewed or approved by the Affiliated Transactions Review Committee or the Audit Committee of the Board of Directors.

                              SELECTION OF AUDITORS

         The Board of Directors of the Company has selected PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year ending December 31, 2001. PricewaterhouseCoopers LLP and its predecessors have audited the books of the Company and its predecessors since 1964. Management expects that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

RECOMMENDATION AND VOTE

         Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000 will require the affirmative vote of a majority of the Common Shares issued and outstanding as of the record date.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, the Company is required to report in this Proxy Statement any known failures during the 2000 year by executive officers, directors or 10% shareholders to file on a timely basis a Form 3, 4 or 5, relating to the beneficial ownership of the Common Shares. To the best of the Company's knowledge after a review of such filings, all such required forms were filed on a timely basis, with the exception of a purchase by BRC of 10,000 Common Shares on May 23, 2000, which was inadvertently omitted from the Forms 4 filed by or on behalf of BRC and Donald, Douglas and David Borror on June 5, 2000. The transaction subsequently was reported.

                   PROPOSALS BY SHAREHOLDERS FOR 2002 MEETING

         In order to be eligible to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the shareholders of the Company to be held in 2002 (the "2002 Annual Meeting"), a shareholder must have continuously held at least $2,000 in market value, or 1% of the issued and outstanding Common Shares, for at least one year by the date on which the proposal is submitted. In addition, the shareholder must continue to hold the requisite number of Common Shares through the date of the 2002 Annual Meeting. Any such proposal must be received by the Company prior to the close of business on November 30, 2001. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and a statement that the shareholder intends to continue to hold the requisite number of Common Shares through the date of the 2002 Annual Meeting. If the proponent is not a shareholder of record, proof of beneficial ownership of the requisite number of Common Shares also should be submitted. The proponent should also state his or her intention to appear in person or by a qualified representative at the 2002 Annual Meeting to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the 2002 Annual Meeting.

         The Company will not be required to include in its Proxy Statement for the 2002 Annual Meeting any proposal submitted outside of the procedures set forth in the immediately preceding paragraph. The Company also may confer on the proxies' discretionary authority to vote on any such proposal, if it does not receive notice of such proposal by February 13, 2002.

         The procedures for shareholders to make nominations for Class II Directors to be elected at the Annual Meeting of Shareholders of the Company to be held in 2002 are set forth above under "Board of Directors and Management -- Nomination of Directors."

                             ADDITIONAL INFORMATION

         The Company's Annual Report on Form 10-K for the year ended December 31, 2000, which was filed with the Securities and Exchange Commission on March 20, 2001, accompanies this Proxy Statement to serve as the 2001 Dominion Homes, Inc. Annual Report to Shareholders (the "Annual Report"). The Annual Report includes the consolidated financial statements for the Company and its subsidiaries and other important information about the Company. The Company will provide, without charge, to any person solicited (upon written or oral request of such person), a copy of any or all of the exhibits listed in the "Index to Exhibits" contained in the Annual Report. Such request should be addressed to Investor Relations Department, Dominion Homes, Inc. 5501 Frantz Road, Dublin, Ohio 43017; (614) 761-6000.

                                   APPENDIX A
                                   ----------

                              DOMINION HOMES, INC.

                             AUDIT COMMITTEE CHARTER


PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Dominion Homes, Inc. (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers.

Accordingly, all of the members will be directors:

(1) Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company in carrying out their responsibilities as directors; and

(2) Who are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will be able to do so within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

(3) The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

(4) As a whole, or through the Committee's chair, and upon the request of the outside auditors, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

(6)      The Committee shall:

         (1) request from the outside auditors annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

         (7) actively discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's objectivity and independence; and

         (8) recommend that the Board take appropriate action to oversee the independence of the outside auditors.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

                              DOMINION HOMES, INC.

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned holder(s) of common shares, no par value ("Common Shares"), of Dominion Homes, Inc. ("Company") hereby constitute(s) and appoint(s) David S. Borror and Terry E. George, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at the Company's corporate offices, 5501 Frantz Road, Dublin, Ohio, on May 2, 2001, at 10:00 a.m., local time, and any adjournment or adjournments thereof, and to vote all of the Common Shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournments thereof:

1.       |_|  FOR election as Directors of the Company all the      |_|   WITHHOLD AUTHORITY to vote for all
              nominees  listed  below (except as marked to the            nominees listed below.
              contrary below).*

              Douglas G. Borror                     Jon M. Donnell                   C. Ronald Tilley

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NAME OF THE NOMINEE IN THE LIST ABOVE.)

2.       |_|  FOR          |_|   AGAINST               |_|  ABSTAIN

     Ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company in 2001.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

                                    (Continued, and to be signed, on other side)

(Continued from other side)

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY IN 2001, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

         ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT FOR THE MAY 2, 2001, ANNUAL MEETING.


DATED: ________________, 2001                 __________________________________
                                                 SIGNATURE OF SHAREHOLDER(S)


DATED: ________________, 2001                 __________________________________
                                                 SIGNATURE OF SHAREHOLDER(S)


                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              APPEARS HEREON. EXECUTORS,
                                              ADMINISTRATORS, TRUSTEES,
                                              GUARDIANS, ATTORNEYS AND AGENTS
                                              SHOULD GIVE THEIR FULL TITLES. IF
                                              SHAREHOLDER IS A CORPORATION, SIGN
                                              IN FULL CORPORATE NAME BY
                                              AUTHORIZED OFFICER. IF SHARES ARE
                                              REGISTERED IN TWO NAMES, BOTH
                                              SHAREHOLDERS SHOULD SIGN. (PLEASE
                                              NOTE ANY CHANGE OF ADDRESS ON THIS
                                              PROXY.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOMINION HOMES, INC. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.